Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated February 17, 2011 relating to the financial statements of Bravo Brio Restaurant Group, Inc. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings “Selected Historical Consolidated Financial Data” and “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Columbus, Ohio
March 7, 2011